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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

               Current Report Pursuant to Section 13 or 15 (d) of
                      the Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): August 26, 2003

                               AMBASE CORPORATION
             (exact name of registrant as specified in its charter)


Delaware                        1-07265                    95-2962743
(State or other                 (Commission                (I.R.S. Employer
jurisdiction                    file number)               identification No.)
of incorporation)



100 PUTNAM GREEN, GREENWICH, CT             06830-6027
(Address of principal executive offices)    (zip code)


Registrant's telephone number, including area code: (203) 532-2000





















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Item 5. Other Events and Required FD Disclosure.

The United States Court of Federal Claims (the "Court") has issued a decision in AmBase Corporation's (the "Company") supervisory goodwill lawsuit against the U.S. Government. The Court granted the Plaintiff-Intervenor FDIC's Motion for Partial Summary Judgment on contract liability and denied the Government's Cross-Motion on contract liability. The Court also denied the Company's Motion for Partial Summary Judgment under the takings clause, and granted the Government's Cross-Motion for Summary Judgment on the Company's takings clause claim.

Thus, the Court found that an express contract existed between Carteret Savings Bank and the Government, and that the Government breached that contract. The Court, however, was unpersuaded by the Company's takings and illegal exaction arguments, and therefore ruled that the Government's action did not constitute a Fifth Amendment taking of the Company's property rights, nor an unlawful exaction of funds. The Court held that the question of damages for the breach of contract would be addressed in subsequent proceedings.

No assurances can be given regarding the ultimate outcome of this litigation although the Company will continue to pursue the matter vigorously.

Copies of press releases made by the Company regarding the foregoing are attached to this Form 8-K as Exhibits 99.1 and 99.2 respectively.

Item 7.  Financial Statements and Exhibits

(c) Exhibits:

99.1 Copy of Registrant's press release dated August 26, 2003.
99.2 Copy of Registrant's press release dated August 26, 2003.

                                                          SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmBase Corporation


/s/ John P. Ferrara
------------------------------------------------------------------
By:      John P. Ferrara
         Vice President and Chief Financial Officer and Controller (Principal Financial and Accounting Officer)

Dated:   August 28, 2003

                                 EXHIBIT INDEX

     Exhibit                Description

     99.1           Copy of Registrant's press release dated
                    August 26, 2003

     99.2           Copy of Registrant's press release dated
                    August 26, 2003